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Exhibit 4.5

WASHINGTON MUTUAL, INC.

and

THE BANK OF NEW YORK,
Warrant Agent

WARRANT AGREEMENT

Dated as of April 30, 2001

ii

    THIS WARRANT AGREEMENT, dated as of April 30, 2001, between Washington Mutual, Inc., a Washington corporation (the "Company"), and The Bank of New York, a New York banking corporation, as warrant agent (the "Warrant Agent").

RECITALS:

    WHEREAS, the Company proposes to issue warrants (the "Warrants") representing the right to purchase, under certain circumstances described herein, Common Stock (as defined herein); and

    WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act; and

    WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided; and

    WHEREAS, the Company and the Trust are entering into a unit agreement (the "Unit Agreement") with, among others, The Bank of New York, as unit agent (the "Unit Agent"), whereby the Units, which will each consist of a Preferred Security and a Warrant, will be issued;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

    Section 1.01  Defined Terms.  Whenever used in this Warrant Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Unit Agreement or the Declaration, as the case may be.

    "Applicable Procedures" shall mean, with respect to any transfer or exchange of or for the beneficial interests in the Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

    "Board of Directors" shall mean the board of directors of the Company.

    "Board Resolution" shall mean a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Warrant Agent.

    "Book-Entry Warrant" shall mean a Warrant evidenced by a Global Certificate.

    "Business Day" shall mean any day other than a Saturday or a Sunday that is not a day on which banking institutions in The Borough of Manhattan, The City of New York, Seattle, Washington or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

    "Calculation Agent" shall have the meaning ascribed thereto in Section 6.02(l).

    "Cash Payment" shall mean, with respect to any Warrant, the payment by the Holder thereof of the Exercise Price of such Warrant in lawful money of the United States of America, in cash or by certified or official bank check to the Warrant Agent, or by wire transfer to the account indicated to such Holder by the Warrant Agent, as designated by the Company by notice to the Warrant Agent.

    "Cede" shall mean Cede & Co., the nominee of DTC.

    "Change of Control" shall have the meaning ascribed thereto in the Unit Agreement.

    "Change of Control Notice Date" shall have the meaning ascribed thereto in Section 4.02(b).

    "Change of Control Redemption" shall have the meaning ascribed thereto in Section 4.02(b).

    "Change of Control Redemption Date" shall have the meaning ascribed thereto in Section 4.02(b).

    "Change of Control Redemption Right" shall have the meaning ascribed thereto in Section 4.02(b).

    "Closing Price" of any security on any date of determination shall mean:

       (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

      (ii) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

      (iii) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market;

      (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

      (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for such purpose by the Company.

    "Common Stock" shall mean the common stock of the Company.

    "Conditions to a Remarketing" shall mean the conditions to a Remarketing specified in the Declaration and the Remarketing Agreement. A Failed Remarketing shall not be considered an inability to satisfy the Conditions to a Remarketing.

    "Date of Determination" shall mean, with respect to the Exercise Price of a Warrant (i) in connection with a Redemption of such Warrant or an exercise of such Warrant in lieu of Redemption pursuant to Section 3.03, the end of the day preceding the Remarketing Date, and (ii) otherwise, the date of exercise (or, in the case of a determination of the Warrant Value pursuant to Section 4.02(b), the date of redemption) of such Warrant.

    "Declaration" shall mean the amended and restated declaration of trust of the Trust.

    "Definitive Warrant" shall mean a Warrant Certificate in definitive, registered form.

    "Discount" shall mean $17.67.

    "DTC" shall mean The Depository Trust Company, and its successors.

    "Ex Date" shall mean:

       (i) with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

      (ii) with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

      (iii) with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after the Tender Expiration Time of such offer.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Exercise Amount" shall mean .8054; provided, that such amount may be subject to adjustment as provided in Article IV.

    "Exercise Conditions" shall mean, with respect to any Warrant on any date on which such Warrant is to be exercised by the Holder thereof, (i) in the case of a Holder who received warrants in a transaction exempt from registration requirements under the Securities Act:

      (a) the sale of the Common Stock upon exercise of the warrants shall be exempt from the registration requirements of the Securities Act and such shares of Common Stock shall bear the legend set forth in Section 2.02(f) and

      (b) the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising Holder or (ii) in the case of a Holder who received warrants transferred pursuant to an effective shelf registration statement, that:

      (a) the Company shall have a registration statement in effect covering the issuance of the related Exercise Amount of Common Stock upon exercise of such Warrant;

      (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising Holder; and

      (c) a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.

    "Exercise Price" shall mean, with respect to a Warrant as of any date, $32.33, plus the accrual of Discount calculated from April 30, 2001 to the Date of Determination, at the all-in yield of 8.48% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on May 1, 2041, less $0.6719 per quarter.

    "Expiration Date" shall mean, with respect to any Warrant, the earlier of 5:00 p.m., New York time, on (i) May 3, 2041, subject to the provisions of Section 3.01, and (ii) the Redemption Date.

    "Failed Remarketing" shall mean the inability of the Remarketing Agent by 4:00 p.m., New York time, on the Remarketing Date, to remarket, pursuant to the Remarketing Agreement, all of the Preferred Securities deemed tendered for purchase.

    "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

    "Global Warrants" shall have the meaning set forth in Section 2.02(a).

    "Holder" shall mean, with respect to a Warrant Certificate at any date, (i) if such Warrant Certificate is not held pursuant to the Unit Agreement, the person or persons in whose name such Warrant Certificate shall then be registered as set forth in the Warrant Register maintained by the Warrant Agent pursuant to Section 5.01(a) for such purpose or (ii) if such Warrant is held pursuant to the Unit Agreement, the person or persons in whose name the related Unit is registered as set forth in the Unit Register.

    "Initial Purchaser" means Lehman Brothers Inc.

    "Market Capitalization" shall mean, with respect to the Company as of any date, the product of (i) the Market Price of shares of Common Stock as of such date and (ii) the number of shares of Common Stock outstanding (excluding treasury shares) as of such date.

    "Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

       (i) the Ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the Ex Date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Amount is so required to be adjusted as a result of such other event;

      (ii) the Ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d), (e) or (f) occurs on or after the Ex Date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event; and

      (iii) the Ex Date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) above, the Closing Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.01 (d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such Ex Date.

    For purposes of any computation under Section 4.01 (f), the Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the Ex Date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d), (e) or (f) occurs on or after the Tender Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event.

    "Non-Electing Share" shall have the meaning ascribed thereto in Section 4.02(a).

    "Participant" shall have the meaning set forth in Section 5.01(e).

    "Purchased Shares" shall have the meaning set forth in Section 4.01(f).

    "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    "Redemption" shall mean a redemption of the Warrants pursuant to Sections 3.03 and 3.04.

    "Redemption Conditions" shall mean, with respect to any proposed Redemption, that (i) as of the date on which the Company elects to redeem the Warrants and on the Redemption Date, the Exercise Conditions shall be satisfied (provided, however, that clause (iii) of the definition of "Exercise Conditions" need only be satisfied on the Redemption Date), (ii) on the Redemption Date, the Company shall have complied with all other applicable laws and regulations, if any (including, without limitation, the Securities Act), necessary to permit the redemption of the Warrants, and (iii) in the case of a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Company shall have satisfied the applicable conditions to a Remarketing set forth in the Declaration and the Remarketing Agreement.

    "Redemption Date" shall mean the Remarketing Settlement Date for the contemporaneous Remarketing of Preferred Securities.

    "Reference Period" shall have the meaning set forth in Section 4.01(d).

    "Regulation S" has the meaning given to it in Section 2.1.

    "Regulation S Global Warrant" has the meaning given to it in Section 2.1.

    "Regulation S Permanent Global Warrant" has the meaning given to it in Section 2.1.

    "Remarketing Payment" shall mean, with respect to any Warrant that is held pursuant to the Unit Agreement, the application of the proceeds of the Remarketing of the related Preferred Security in an amount equal to the Exercise Price of such Warrant in accordance with the Remarketing Agreement and the Unit Agreement.

    "Resale Registration Rights Agreement" means the Resale Registration Rights Agreement dated April 30, 2001 among the Company, the Trust and the Initial Purchaser.

    "Restricted Period" has the meaning given to it in Section 2.1.

    "Restricted Regulation S Global Warrant" has the meaning given to it in Section 2.1.

    "Rule 144A" has the meaning given to it in Section 2.1.

    "Rule 144 Global Warrant" has the meaning given to it in Section 2.1.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Securities Act Legend" means, with respect to a Security prior to the registration thereof under the Securities Act, the applicable legend(s) appearing in Section 2.1(b).

    "Successful Remarketing" shall mean, with respect to any Redemption Date, the contemporaneous settlement scheduled to occur on such Redemption Date of the Remarketing that commenced on the Remarketing Date.

    "Tender Expiration Time" shall have the meaning set forth in Section 4.01(f).

    "Trading Day" shall mean:

       (i) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business;

      (ii) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon; or

      (iii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Trading Price" of a security on any date of determination means:

       (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on that date;

      (ii) if such security is not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which such security is listed;

      (iii) if such security is not listed on the New York Stock Exchange or any other U.S. national or regional securities exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

      (iv) if such security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the last price quoted by Interactive Data Corporation for that security on the date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

      (v) if such security is not so quoted, the average mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

      (vi) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of such securities selected by the Company for this purpose.

    "Trigger Event" shall have the meaning ascribed thereto in Section 4.01(d).

    "Trust" shall mean Washington Mutual Capital Trust 2001.

    "Unit Agent" shall have the meaning set forth in the Recitals.

    "Unit Agreement" shall have the meaning set forth in the Recitals.

    "Unit Register" shall mean the register to be maintained by the Unit Agent pursuant to the Unit Agreement.

    "Warrant" shall have the meaning set forth in the Recitals.

    "Warrant Certificate" shall mean each registered certificate (including, without limitation, the Global Warrants) issued by the Company pursuant to this Warrant Agreement evidencing a Warrant, substantially in the form of Exhibit A hereto.

    "Warrant Register" shall have the meaning set forth in Section 5.01(a).

    "Warrant Value" shall mean, with respect to any Warrant as of any date, $50 less the Exercise Price.

    Section 1.02  Interpretive Provisions.  With respect to all terms in this Warrant Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to "persons" include their permitted successors and assigns; and the term "including" means "including without limitation." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Warrant Agreement unless otherwise specified, and each such Exhibit is part of the terms hereof.

ARTICLE II

ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
OF WARRANT CERTIFICATES

    Section 2.01  Issuance of Warrants.  The Company hereby issues the Warrants described herein, each of which evidences the right of the Holder thereof, under the terms and conditions provided for herein and in the related Warrant Certificate, to purchase the Exercise Amount (subject to adjustment as provided in Article IV) of fully paid and non-assessable shares of Common Stock at the Exercise Price. Each Warrant shall be, after issuance thereof, separately transferable from the Preferred Security which, together with such Warrant, comprises the related Unit.

    Section 2.02  Form, Denomination and Execution of Warrant Certificates.

      (a) Upon the execution and delivery of this Agreement, the Warrants will be issued as a component of a Unit, in definitive, fully registered form (the "Global Unit Certificate"), substantially in the form set forth in Exhibit A of the Unit Agreement. In addition, Warrants offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global warrants in registered form without interest coupons, in substantially the form set forth in Exhibit A (a "Rule 144A Global Warrant"), deposited with the Warrant Agent, as custodian for DTC, as Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate principal amount of the Rule 144A Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary, as hereinafter provided.

    Warrants offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more global warrants in registered form without interest coupons, in substantially the form set forth in Exhibit A (a "Restricted Regulation S Global Warrant"), which shall be deposited with the Warrant Agent, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The one-year restricted period (as defined in Regulation S, the "Restricted Period") for any Warrant shall be terminated upon the receipt by the Warrant Agent of

  (i)
  a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the interests in the Restricted Regulation S Global Warrant (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Warrant), and

  (ii)
  an Officers' Certificate from the Company.

    Following the termination of the Restricted Period, beneficial interests in a Restricted Regulation S Global Warrant shall be exchanged for beneficial interests in one or more permanent global warrants in registered form without interest coupons, in substantially the form set forth in Exhibit A (a "Regulation S Permanent Global Warrant" and collectively with the Restricted Regulation S Global Warrant, the "Regulation S Global Warrants") pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Warrants, the Agent shall cancel the Restricted Regulation S Global Warrants with respect to such series. The aggregate principal amount of the Restricted Regulation S Global Warrants of each series and the Regulation S Permanent Global Warrants of each series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

    The Rule 144A Global Warrants, the Restricted Regulation S Global Warrants and the Regulation S Permanent Global Warrants are collectively referred to herein as the "Global Warrants."

    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Restricted Regulation S Global Warrants and the Regulation S Global Warrants that are held by Participants through Euroclear or Clearstream. Each Warrant Certificate, upon issuance, shall be dated the date hereof and may have such letters, numbers or other identifying marks and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any applicable law, rule or regulation, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval), and shall bear the legends required by paragraph (e) below. Each Warrant Certificate shall evidence one or more Warrants. Upon the execution and delivery of this Agreement, the Global Warrant shall represent no outstanding Warrants, as specified in the "Schedule of Exchanges of Interests of Global Warrant" attached thereto or otherwise in accordance with the Applicable Procedures, and the Global Unit Certificate shall represent 20,000,000 outstanding Warrants, as specified in the "Schedule of Exchanges of Interests of Global Warrant" attached thereto or otherwise in accordance with the Applicable Procedures. Thereafter, each of the Global Warrant and the Global Unit Warrant shall represent such outstanding Warrants as shall be specified in the "Schedule of Exchanges and Interests in Global Warrant" attached to such certificate or otherwise in accordance with the Applicable Procedures.

      (b) The Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President, any Executive Vice President, any Senior Vice President or its Treasurer, and by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Warrant Certificates.

      (c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

      (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement such person was not such an officer.

      (e) Every Global Warrant, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

"THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE

"DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

    Unless and until the Warrants have been registered as contemplated in the Resale Registration Rights Agreement, or otherwise, every certificate authenticated, executed and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO WASHINGTON MUTUAL OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN

CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS WASHINGTON MUTUAL MAY REASONABLY REQUIRE, TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE RESALE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

    Each Restricted Regulation S Global Warrant shall bear the following legend on the face thereof:

PRIOR TO EXPIRATION OF THE ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")) ("REGULATION S"), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT (A) TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.

      (f)  Each certificate representing Common Stock issued upon exercise of the Warrants bearing the foregoing legend will bear the following legend (unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act):

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE COMMON STOCK EVIDENCED HEREBY, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EXCEPT (A) TO WASHINGTON MUTUAL OR ANY SUBSIDIARY THEREOF (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (C) PURSUANT TO OFFERS AND SALES

TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; (2) PRIOR TO ANY SUCH TRANSFER OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE, IT WILL FURNISH TO SUCH TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS WASHINGTON MUTUAL MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

    Section 2.03  Issuance and Delivery of Warrant Certificates.  (a) Upon the execution and delivery of this Agreement, the Company shall deliver one or more Global Certificates executed by the Company to the Warrant Agent for countersignature. Except as provided in the following sentence, the Warrant Agent shall thereupon countersign such Warrant Certificates and deliver the same to DTC. Subsequent to the original issuance, the Warrant Agent shall countersign new Warrant Certificates only if such Warrant Certificates are issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

    (b)  Temporary Warrant Certificates.  Pending the preparation of Definitive Warrants, the Company may execute, and upon the order of the Company the Warrant Agent shall countersign and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Warrants in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Warrant Certificates may determine, as evidenced by such officer's execution of such Warrant Certificates.

    If temporary Warrant Certificates are issued, the Company will cause Definitive Warrants to be prepared without unreasonable delay. After the preparation of Definitive Warrants, the temporary Warrant Certificates shall be exchangeable for Definitive Warrants upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor Definitive Warrants representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Warrant Agreement as Definitive Warrants.

    Section 2.04  Lost, Stolen, Destroyed or Mutilated Warrant Certificates.  Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity (other than in connection with any mutilated Warrant Certificates surrendered to the Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate evidencing a like number of Warrants of the same title. Upon the issuance of a new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

    Section 2.05  Payment of Certain Taxes.  The Company shall pay all stamp and other duties, if any, to which this Warrant Agreement or the original issuance of the Warrants or Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

    Section 2.06  Holders of Warrants; Rights of Holders.

      (a) At any time that a Warrant is held pursuant to the Unit Agreement, the Company shall, or shall cause the Unit Registrar to, make available to the Warrant Agent at all times such information as to holders of Units as may be necessary to keep the Warrant Register up to date.

      (b) No Warrant or Warrant Certificate shall entitle the Holder thereof to any of the rights, preferences and privileges of a holder of Common Stock, including without limitation any dividend, voting, redemption, conversion, exchange or liquidation rights.

      (c) Any Holder may, without the consent of the Warrant Agent, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants as provided in the related Warrant Certificates and this Warrant Agreement.

ARTICLE III

DURATION AND EXERCISE OF WARRANTS

    Section 3.01  Duration of Warrants.  (a) Each Warrant shall be exercisable on any date prior to the Expiration Date by the Holder thereof at the Exercise Price for such date, provided that the Exercise Conditions are met as of such date. Each Warrant not exercised at or before 5:00 p.m., New York time, on its Expiration Date shall become void, and all rights of the Holder of such Warrant under the related Warrant Certificate and under this Agreement shall cease.

      (b) Notwithstanding Section 3.01(a), the May 3, 2041 expiration date will be extended if, during the 90 days immediately preceding the scheduled expiration date, the Company:

    (i)
    was required to but did not maintain an effective registration statement under the Securities Act with respect to the maximum number of shares of Common Stock underlying the Warrants;

    (ii)
    did not maintain the registration or qualification of the shares of Common Stock underlying the Warrants under the applicable state securities laws; or

    (iii)
    was required to but did not deliver a then current prospectus to exercising Holders of the Warrants.

    In any of those events, the expiration date will extend to the first date after the May 3, 2041 after which the Company has for a 90-day period (1) maintained an effective registration statement under the Securities Act, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising Holders of the Warrants.

    Section 3.02  Exercise of Warrants.

      (a) Subject to Section 3.03 and Article IV, the Holder of a Warrant shall have the right, prior to the Expiration Date, at such Holder's option, to exercise such Warrant and purchase the Exercise Amount of Common Stock at the Exercise Price. A Warrant may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m. New York time on the Business Day preceding the proposed date of exercise of such Warrant and completing the form of election to purchase set forth on the reverse side of such Warrant Certificate, and delivering the same, together with the related Warrant Certificate (in the case of Definitive Warrants), to the Warrant Agent no later than 5:00 p.m., New York time, on the date of such exercise, together with a Cash Payment (unless, in accordance with Section 3.03(c), a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

      (b) On the date of exercise of a Warrant, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder of such Warrant, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which such Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued. Notwithstanding anything to the contrary in this paragraph (b), (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Common Stock issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.

      (c) If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

      (d) The Warrant Agent shall deposit all funds received by it in connection with a Cash Payment of the Exercise Price into the account of the Company maintained with it for such purpose by notice in writing to the Warrant Agent, and shall notify the Company by telephone by 5:00 p.m., New York time, of each day on which a Cash Payment of the Exercise Price for Warrants is so deposited of the amount of such deposit into its account. The Warrant Agent shall promptly confirm such notice in writing to the Company.

      (e) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised as provided herein, (ii) the instructions of each Holder with respect to delivery of the Common Stock to which such Holder is entitled upon such exercise, and (iii) such other information as the Company shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing.

      (f)  The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrants or to the issuance of Common Stock to the registered Holder of such Warrants upon exercise thereof; provided, however, that such Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock (and such Holder's purchase of the Common Stock issued upon the exercise of such Holder's Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

    Section 3.03  Redemption of Warrants.

      (a) Subject to satisfaction of the Redemption Conditions, the Company shall redeem the Warrants on the Redemption Date for cash in an amount equal to the Warrant Value as of the Remarketing Date in accordance with Section 3.04.

      (b) A Holder may elect to exercise a Warrant in lieu of Redemption, if (i) such Warrant is held pursuant to the Unit Agreement, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent as provided in the Unit Agreement; or (ii) such Warrant is not held pursuant to the Unit Agreement, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

      (c) If a Holder elects to exercise a Warrant pursuant to paragraph (b) above, then such Holder shall tender the Exercise Price for such Warrant as a Cash Payment, and shall follow the procedures set forth in Section 3.02; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant shall be deemed to have been paid by a Remarketing Payment, and the Remarketing Agent will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

      (d) Any Warrant redeemed or exercised pursuant to the provisions of this Section shall, upon such redemption or exercise, cease to be outstanding.

      (e) If a Redemption cannot occur because of an inability to satisfy the Redemption Conditions, the Company shall promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event shall not constitute a default under this Agreement so long as the Company is exercising its best efforts to satisfy the Redemption Conditions and is not otherwise in violation of this Agreement (including the provisions of Article VII hereof) and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

    Section 3.04  Redemption Procedures.

      (a) The Company shall, contemporaneously with the giving of notice of Remarketing pursuant to Section 6.6 of the Declaration, furnish notice of Redemption to the Warrant Agent, which shall, within two (2) Business Days of receipt thereof, furnish notice of such Redemption to Holders of Definitive Warrants, and the Company shall request, not later than four nor more than 20 business days prior to the Remarketing Date, that DTC notify its Participants holding Warrants of the Remarketing. The Company shall cause notice of such redemption to be published in a newspaper of general circulation in New York City, four business days prior to the Redemption Date. If the Company gives a notice of Redemption of the Warrants, then by 12:00 noon, New York time, on the Redemption Date, the Company shall deposit irrevocably with DTC consideration sufficient to pay the Warrant Value for all Book-Entry Warrants (other than Warrants held by persons electing to exercise their Warrants in lieu of a Redemption). If any Warrants are not represented by one or more Global Certificates, the Company shall irrevocably deposit with the Warrant Agent consideration sufficient to pay the applicable Warrant Value, and shall give the Warrant Agent irrevocable instructions and authority to pay the Warrant Value to the related Holders upon surrender of the related Warrant Certificates. If notice of redemption shall have been given and consideration deposited or paid as required hereby, then, immediately prior to 5:00 p.m., New York time, on the Redemption Date, all rights of Holders shall cease, except the right of Holders to receive the Warrant Value (or Common Stock if the related Holder elected to exercise such Holder's Warrant on or prior to 5:00 p.m., New York time, on the Redemption Date), and the Warrants shall cease to be outstanding.

      (b) Notwithstanding anything herein to the contrary, and subject to applicable law, the Company and its subsidiaries may at any time, and from time to time, purchase outstanding Warrants by tender, in the open market or by private agreement.

ARTICLE IV

ANTI-DILUTION PROVISIONS

    Section 4.01  Warrant Adjustments.  The Exercise Amount shall be subject to adjustments, calculated by the Company, from time to time as follows:

In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Amount in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Exercise Amount by a fraction,

    (i)
    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

    (ii)
    the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

    Such increase shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exercise Amount shall again be adjusted to the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

    In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock (including the 3 for 2 stock split payable to Common Stockholders on May 15, 2001), the Exercise Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    In case the Company shall issue rights or warrants (other than any rights or warrants referred to in paragraph (d) below) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise

Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect at the opening of business on the date after such Record Date by a fraction:

    (i)
    the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and

    (ii)
    the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Market Price.

    Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exercise Amount shall be readjusted to the Exercise Amount which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which paragraph (a) above applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (i) any rights or warrants referred to in paragraph (c) above, (ii) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.02 hereof applies and (iii) dividends and distributions paid exclusively in cash, then, in each such case, subject to the second succeeding paragraph of this paragraph (d), the Exercise Amount shall be increased so that the same shall be equal to the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

    (i)
    the numerator of which shall be the Market Price on such date plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

    (ii)
    the denominator of which shall be such Market Price.

    Such increase shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then Fair Market Value (as so determined) of the portion of the securities so distributed applicable to one share of Common

    Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of securities such Holder would have received had such Holder exercised such Warrant immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

      If the Board of Directors determines the Fair Market Value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Market Price pursuant to paragraph (g) below to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

    In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of Trading Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the then current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the then current Market Price shall mean the Trading Price for the Common Stock on the same Trading Day.

    Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

      (1) are deemed to be transferred with such shares of Common Stock;

      (2) are not exercisable; and

      (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph (d) (and no adjustment to the Exercise Amount under this paragraph (d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Amount under this paragraph (d):

        (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Amount shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

        (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Amount shall be readjusted as if such rights and warrants had never been issued.

    For purposes of this paragraph (d) and paragraphs (a), (b) and (c), any dividend or distribution to which this paragraph (d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which paragraph (c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph (c) applies (or any combination thereof), shall be deemed instead to be:

      (I) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which paragraphs (a), (b) and (c) above apply, respectively (and any Exercise Amount increase required by this paragraph (d) with respect to such dividend or distribution shall then be made), immediately followed by,

      (II) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Exercise Amount increase required by paragraphs (a), (b) and (c) with respect to such dividend or distribution shall then be made), except:

        (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of paragraph (a) above, (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of paragraph (b) above, and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of paragraph (c) above, and

        (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) above and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution..

    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.02 hereof applies or as part of a distribution referred to in paragraph (d) hereof), in an aggregate amount that, combined together with:

    (i)
    the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (e) has been made, and

    (ii)
    the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to paragraph (f) below has been made,

    exceeds 10% of the product of the Market Price (determined as provided in paragraph (g) below) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Exercise Amount shall be increased so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on such Record Date by a fraction:

    (i)
    the numerator of which shall be equal to the Market Price on such Record Date, and

    (ii)
    the denominator of which shall be equal to the Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date.

    However, in the event that the then Fair Market Value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of cash such Holder would have received had such Holder exercised such Warrant immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

    (i)
    the aggregate of the cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made, and

    (ii)
    the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) has been made, exceeds 10% of the product of the Market Price (determined as provided in paragraph (g) below) as of the last time (the "Tender Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Tender Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Exercise Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to close of business on the date of the Tender Expiration Time by a fraction:

      (A) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Tender Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and

      (B) the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Tender Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time.

      Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such tender offer had not been made. If the application of this paragraph (f) to any tender offer would result in a decrease in the Exercise Amount, no adjustment shall be made for such tender offer under this paragraph (f).

    Notwithstanding the foregoing, whenever successive adjustments to the Exercise Amount are called for pursuant to this Section 4.01, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.01 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

    The Company may make such reductions in the Exercise Price as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail to the Warrant Agent and each Holder at the address of such Holder as it appears in the Warrant Register a notice of the reduction at least 15 days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

    Notwithstanding anything to the contrary in this Section 4.01, no adjustment in the Exercise Amount shall be required unless such adjustment would require an increase or decrease of at least 1% in such amount; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    In any case in which this Section provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to any Holder of a Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 3.02(b) hereof.

    For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

    If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Warrant is exercised, the Holder who exercises such Warrant after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of exercise) to the shares of Common Stock received upon such exercise; provided, however, that an adjustment shall be made to the Exercise Amount pursuant to paragraph (b) above as if the rights were being distributed to the common stockholders of the Company immediately prior to such exercise. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Exercise Amount, on an equitable basis, to take account of such event.

    Section 4.02  Merger, Consolidation, Sale, Transfer or Conveyance; Change of Control.

  (a)
  If any of following events occur, namely:

  (i)
  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

  (ii)
  any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

  (iii)
  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an amendment to this Warrant Agreement providing that the Warrants shall, upon exercise, entitle the Holder thereof to the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Warrants been exercised immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such amendment shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

    The Company shall cause notice of the execution of such amendment to be mailed to each Holder, at the address of such Holder as it appears on the Warrant Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

    The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

    If this Section applies to any event or occurrence, Section 4.01 hereof shall not apply.

  (b)
  Notwithstanding paragraph (a) above, if a Change of Control occurs, each Holder shall have the right (a "Change of Control Redemption Right") to require the Company to redeem such Holder's Warrants (a "Change of Control Redemption") on the date that is 45 days after the Change of Control Notice Date (the "Change of Control Redemption Date"), at the Warrant Value on such Change of Control Redemption Date. Within 30 days after the date of occurrence of a Change of Control (the "Change of Control Notice Date"), the Company shall give notice to each Holder and the Warrant Agent of the transaction that gave rise to such Change of Control and of the resulting Change of Control Redemption Right. To exercise such Change of Control Redemption Right, a Holder shall deliver, on or prior to the 30th day after the Change of Control Notice Date, irrevocable written notice to the Warrant Agent of such Holder's election to exercise such Change of Control Redemption Right and the number of Warrants to be so redeemed. On the Change of Control Redemption Date, the Company shall redeem the related Warrants at the Warrant Value on such date in accordance with the procedures for Redemption set forth in Section 3.04(a)

    In connection with a Change of Control Redemption, not less than three Business Days prior to the Change of Control Redemption Date:

    (i)
    if the Warrants to be redeemed are represented by a Global Certificate, the Warrant Agent shall make the necessary endorsement to the "Schedule of Increases or Decreases in Global Certificate" attached to the Global Certificate to reduce the amount of Warrants represented thereby; and

    (ii)
    if the Warrants to be redeemed are Definitive Warrants, the Holder of such Definitive Warrants shall present the related Warrant Certificate to the Warrant Agent for cancellation in accordance with Section 5.03.

    The Company shall comply with the requirements of the Exchange Act and any other applicable securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any redemption of the Warrants by the Company pursuant to this paragraph (b).

    Section 4.03  Other Events.  If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of directors of the Company, fairly and adequately protect the rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then the board of directors of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in their good faith opinion, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Amount of any Warrant.

    Section 4.04  Notice of Adjustment.  Whenever the Exercise Amount is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 4.01(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Warrant Agent an Officers' Certificate setting forth the adjusted Exercise Amount and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Exercise Amount has been adjusted and setting forth the adjusted Exercise Amount and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Warrant Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

    Section 4.05  Notice of Certain Transactions.  In case at any time after the date hereof:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

      (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

      (c) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

      (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at the corporate trust office of the Warrant Agent, and shall cause to be provided to the Warrant Agent and all Holders in accordance with Section 8.02 hereof, at least 20 days (or 10 days in any case specified in paragraph (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

    (i)
    the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

    (ii)
    the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

    Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section.

    Section 4.06  Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Amount as is stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

EXCHANGE AND TRANSFER OF WARRANTS

    Section 5.01  Warrant Register; Exchange and Transfer of Warrants.

      (a) The Warrant Agent shall maintain, at its corporate trust office, a register (the "Warrant Register") in which, upon the issuance of the Warrants, and subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof (including in connection with any change by a Holder from holding a Warrant pursuant to the Unit Agreement to not holding such Warrant pursuant to the Unit Agreement). The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

      (b) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon surrender thereof for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer thereof, the Warrant Agent shall register such transfer as requested.

      (c) Except as provided in the following sentence, upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates may be exchanged for one or more other Warrant Certificates evidencing the same aggregate number of Warrants of the same title, or may be transferred in whole or in part. A Warrant Certificate evidencing Warrants that are then held pursuant to the Unit Agreement may be exchanged or transferred prior to the date such Warrant is not held pursuant to the Unit Agreement only pursuant to and in accordance with the Unit Agreement. A transfer shall be registered upon surrender of a Warrant Certificate to the Warrant Agent at its corporate trust office for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. Whenever a Warrant Certificate is surrendered for exchange or transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver to the person or persons entitled thereto, one or more Warrant Certificates, as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of a Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificate surrendered for such exchange or transfer. No service charge shall be made for any exchange or transfer of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 3.02(f) hereof.

      (d) As noted in Section 2.02, the Global Warrant shall represent such of the outstanding Warrants as shall be specified in the "Schedule of Exchanges of Interests of Global Warrant" attached thereto or otherwise in accordance with the Applicable Procedures, initially equal to zero Warrants. At any time after issuance, the Preferred Security and Warrant components of any Unit may be transferred separately. In the event of any separation of the components of a Unit, the Unit Agreement provides (i) if such Unit is represented by a definitive certificate, the holder shall present such definitive certificate to the Unit Agent for cancellation and the Unit Agent shall deliver the Warrant component of such Unit to the Warrant Agent with an instruction for it to countersign and deliver to, or upon the instruction of, such holder a Warrant not held pursuant to the Unit Agreement, bearing the separate "CUSIP" number assigned to the Warrant (and not the Unit) and (ii) if such Unit is represented by the Global Unit Certificate, the Unit Agent will make the necessary endorsement to the "Schedule of Exchanges of Interests of Global Warrant" attached to the Global Unit Certificate or otherwise comply with the Applicable Procedures to reduce the amount of Units represented thereby and will instruct the Warrant Agent to effect a corresponding increase in the Warrants represented by the Global Warrant and bearing a separate "CUSIP" number. The Warrant Agent shall make such other necessary endorsements to the Global Certificate consistent with the terms of this agreement to reflect the appropriate number of Warrants represented thereby.

    Once not held pursuant to the Unit Agreement, the Preferred Security and Warrant components of a Unit may at a later time be held pursuant to the Unit Agreement. In the event a holder of a Preferred Security and a Holder of a Warrant desire to cause such Preferred Security and Warrant to once again be held pursuant to the Unit Agreement, (i) if the constituent components are represented by definitive certificates, the holder shall present (x) the Preferred Security to the Property Trustee and (y) the Warrant to the Warrant Agent, in each case for cancellation and the Property Trustee and the Warrant Agent shall so notify the Unit Agent, who shall in turn so notify the Unit registrar with an instruction for the Unit registrar to countersign and deliver to, or upon the instruction of, such holder a Unit bearing the separate "CUSIP" number assigned to the Units and (ii) if the constituent components are represented by global certificates, each of the Property Trustee and the Warrant Agent shall make the necessary endorsement to their respective global certificates or otherwise comply with the Applicable Procedures to reduce the amount of Preferred Securities and Warrants, respectively, represented thereby and shall instruct the Unit Agent to effect a corresponding increase in the Units represented by the Global Unit Certificate bearing a separate "CUSIP" number. The Warrant Agent shall make such other necessary endorsements to the Global Certificate consistent with the terms of this Agreement to reflect the appropriate number.

    5.02  Special Transfer Provisions.

    The following provisions will apply prior to the registration of the Warrants pursuant to the Resale Registration Rights Agreement, or otherwise:

    The Securities Act Legend shall not be removed from the applicable Warrants except as provided in this Section. The Securities Act Legend may be removed from a Rule 144A Warrant if there is delivered to the Company and the Warrant Agent a certification in the form of Exhibit E hereto and such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Rule 144A Warrant will not violate the registration requirements of the Securities Act. Upon provision of such certification and any such satisfactory evidence, the Warrant Agent shall authenticate and deliver in exchange for such Rule 144A Warrant a Warrant or Warrants having an equal aggregate amount that does not bear the Securities Act Legend. If the Securities Act Legend has been removed from a Security as provided above, no other Security issued in exchange for all or any part of such Warrant shall bear such legend, unless the Company has reasonable cause to believe that such other Warrant is a "restricted warrant" within the meaning of

Rule 144 under the Securities Act and instructs the Warrant Agent to cause the Securities Act Legend to appear thereon.

    Before the termination of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Warrant to a transferee who takes delivery of such interest through the Rule 144A Warrant will be made only in accordance with the procedures of DTC, to the extent applicable, and upon receipt by the Warrant Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the Warranted States or any other jurisdiction. After the end of the Restricted Period, such certification requirement will no longer apply to such transfers.

    Transfers by an owner of a certificated Warrant bearing the Securities Act Legend or of a beneficial interest in the Rule 144A Warrant to a transferee who takes delivery of such interest through the Regulation S Global Warrant or in the form of a certificated Warrant not bearing the Securities Act Legend will be made only upon receipt by the Warrant Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.

    Upon any such exchange or transfer of all or a portion of any Global Warrant for a certificated Warrant or an interest in either the Rule 144A Warrant or the Regulation S Global Warrant, the Global Warrant from which an interest is to be so exchanged or transferred will be marked to reflect the reduction of its principal amount or number, as applicable, by the aggregate principal amount or number of such certificated Warrant or the interest to be so exchanged or transferred for an interest in a Regulation S Global Warrant or a Rule 144A Warrant, as the case may be. Until so exchanged or transferred in full, such Global Warrant will in all respects be entitled to the same benefits under this Indenture as the Warrants authenticated and delivered hereunder.

    Each purchaser (other than the Initial Purchaser) of the Securities (including, without limitation, any purchaser of an interest in the Global Warrants) will be deemed to have represented and agreed as follows:

      (a) It is (A) a Qualified Institutional Buyer as defined in Rule 144A and is acquiring the Warrants for its own institutional account or for the account or accounts of a Qualified Institutional Buyer, or (B) purchasing Warrants in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

      (b) It understands that the Warrants are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Warrants, such Securities may be resold, pledged or transferred only (A) in a transaction meeting the requirements of Rule 144A to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account or accounts of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) in accordance with Regulation S or (C) in a transaction otherwise exempt from the registration requirements of the Securities Act;

      (c) If it is acquiring Warrants or any interest or participation therein in an "offshore transaction" (as defined in Regulation S), it acknowledges that such Securities initially will be represented by the Restricted Regulation S Global Warrant and that, for so long as required by Regulation S, transfers thereof or any interest or participation therein are restricted as provided in this Agreement; and

      (d) It understands that each Warrant will bear a legend substantially to the effect of the Securities Act Legend.

    Holders of a beneficial interest in Warrants sold in reliance on Regulation S as Restricted Regulation S Global Warrants are prohibited from receiving distributions or from exchanging beneficial interests in such Restricted Regulation S Global Warrants for a beneficial interest in a Permanent Regulation S Global Warrant until the later of (i) the expiration of the Restricted Period and (ii) the furnishing of a certificate, substantially in the form of Exhibit F attached hereto, certifying that the beneficial owner of the Restricted Regulation S Global Warrants is a non-United States Person (a "Regulation S Certificate").

    Notwithstanding anything to the contrary contained herein, (i) prior to the expiration of the Restricted Period, transfers of beneficial interests in a Restricted Regulation S Global Warrant may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser), and (ii) a beneficial interest in a Restricted Regulation S Global Warrant may not be exchanged for a certificated Warrant or transferred to a Person who takes delivery thereof in the form of a certificated Warrant prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

    The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to this Section 5.01. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      (e) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for Definitive Warrants, the Global Warrant may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Interests of beneficial owners in the Global Certificate may be transferred in accordance with the rules and procedures of DTC. Members of, or participants in, DTC ("Participants") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC, or impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Warrants. The registered Holder of the Global Warrant may grant proxies and otherwise authorize any person, including Participants and persons that may hold interest through Participants, to take any action which a Holder is entitled to take under this Warrant Agreement or the Warrants.

    If DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Certificate, or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Warrants. Each depositary appointed pursuant to this Section shall, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation. The Company shall execute, and the Warrant Agent, upon receipt of written instructions from the Company, shall countersign and deliver, Warrants in definitive registered form in any authorized denominations, in an aggregate amount equal to the amount of the Global Certificate or Certificates if DTC notifies the Company that it is unwilling or unable to continue as depositary therefor or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Warrants is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or if there shall have occurred and be continuing a default by the Company in respect of its obligations under this Warrant Agreement, the Indenture, the Declaration or the Unit Agreement.

    Section 5.03  Treatment of Holders of Warrant Certificates.  At all such times as any Warrant is held pursuant to the Unit Agreement, the Company, the Warrant Agent and all other persons may treat the holder of the related Unit as the Holder of the Warrant Certificate evidencing such Warrant for any purpose and as the person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding. After the date that a Warrant is no longer held pursuant to the Unit Agreement and prior to due presentment of the related Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding.

    Section 5.04  Cancellation of Warrant Certificates.  In the event that the Company shall purchase, redeem or otherwise acquire any Warrants after the issuance thereof pursuant to the terms of this Warrant Agreement, the Warrant Certificate or Warrant Certificates evidencing such Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or for exchange or transfer. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company; provided, that the Warrant Agent shall not be required to destroy the Warrant Certificates.

ARTICLE VI

CONCERNING THE WARRANT AGENT

    Section 6.01  Warrant Agent.  The Company hereby appoints The Bank of New York as Warrant Agent, upon the terms and subject to the conditions set forth herein, and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby, and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

    Section 6.02  Conditions of Warrant Agent's Obligations.  The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

      (a)  Compensation and Indemnification.  The Company agrees to promptly pay the Warrant Agent the compensation set forth in Exhibit B hereto (or as otherwise agreed to in writing from time to time by the Company and the Warrant Agent), and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with its appointment, status or service as Warrant Agent hereunder.

      (b)  Agent for the Company.  In acting under this Warrant Agreement and in connection with any Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

      (c)  Counsel.  The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

      (d)  Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

      (e)  Officer's Certificate.  Whenever in the performance of its duties hereunder the Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, conclusively rely upon a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company delivered by the Company to the Warrant Agent.

      (f)  Actions Through Agents.  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

      (g)  Certain Transactions.  The Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Warrant, with the same rights that he, she or it would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depository, trustee or agent for, any committee or body of holders of Common Stock or other obligations of the Company as if it were not the Warrant Agent.

      (h)  No Liability For Interest.  The Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

      (i)  No Liability For Invalidity.  The Warrant Agent shall incur no liability with respect to the validity of this Warrant Agreement (except as to the due execution hereof by the Warrant Agent) or any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent).

      (j)  No Responsibility For Company Representations.  The Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or in any Warrant Certificate (except as to the Warrant Agent's countersignature on such Warrant Certificate), all of which recitals and representations are made solely by the Company.

      (k)  No Implied Obligations.  The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issuance or exercise of Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

      (l)  No Liability for Calculations by Calculation Agent.  The Warrant Agent shall be entitled to conclusively rely upon any determination by the Calculation Agent under the Calculation Agency Agreement dated as of April 30, 2001, between the Company and Lehman Brothers Inc., as calculation agent (the "Calculation Agent"), of the Accreted Value or Discount relating to the Preferred Securities and shall not incur any liability to the Company or any Holder relating to inaccuracies in calculating such Accreted Value or Discount.

    Section 6.03  Resignation and Removal; Appointment of Successor.

      (a) The Company agrees, for the benefit of the Holders of the Warrants, that there shall at all times be a Warrant Agent hereunder until all Warrants have expired.

      (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 30 days after the date on which such notice if given unless the Company agrees to accept a shorter notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the provisions of this paragraph (b), such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Warrant Agent a combined capital and surplus (as set forth in its most recent published report of financial condition) of at least $50,000,000) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and has not accepted its duties within 30 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligations of the Company under Section 6.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

      (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

      (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

      (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Warrant Agent, provided that such corporation shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

    Section 6.04  Compliance With Applicable Laws.  The Warrant Agent agrees to comply with all laws applicable to it in respect of the services rendered by it under this Warrant Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

    Section 6.05  Office.  The Company will maintain an office or agency where Warrant Certificates may be presented for exchange, transfer or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at its address set forth in Section 8.02.

ARTICLE VII

COVENANTS

    Section 7.01  Financial Statements and Reports of the Company.  The Company agrees (a) to provide to each Holder, without cost to such Holder, copies of the annual and quarterly reports and documents that the Company files with the Commission (to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act) or that the Company would be required to file were it subject to Section 13 or 15 of the Exchange Act, within 15 days after the date of such filing or the date on which the Company would be required to file such reports or documents, and all such annual or quarterly reports shall include the geographic segment financial information as has heretofore been disclosed by the Company in its public filings with the Commission, and (b) if filing such reports and documents is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's expense copies of such reports and documents to any prospective Holder promptly upon request.

    Delivery of any such reports, information and documents to the Warrant Agent shall be for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates).

    Section 7.02  Notices and Demands to the Company and Warrant Agent.  If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

    Section 7.03  Governmental Approvals.  The Company shall from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Warrants may be listed or authorized for trading from time to time and will make all filings under the federal and state securities laws (including without limitation the Securities Act), as may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants and Warrant Certificates, the exercise of the Warrants and the issuance, sale and delivery of the Common Stock issued upon the exercise of the Warrants.

    Section 7.04  Satisfaction of Exercise Conditions.  Subject to Section 3.03(e), the Company shall at all times exercise its best efforts to satisfy or cause to be satisfied the Exercise Conditions. In connection therewith, the Company shall exercise its best efforts to (a) prior to the exercise of any Warrant (whether in connection with a Redemption or otherwise), furnish the Warrant Agent with sufficient copies of a then-current prospectus relating to the Common Stock deliverable upon exercise of any outstanding Warrants (and the Warrant Agent, upon receipt thereof, if any, shall deliver, at the expense of the Company, the same to exercising Holders), (b) cause the related registration statement to be effective until the expiration of all Warrants, and (c) otherwise cause to be satisfied the Exercise Conditions.

    Section 7.05  Reservation of Shares.  The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times, until the Warrants have expired, reserve such number of authorized shares as shall be required for such purpose. All Common Stock issued upon exercise of Warrants shall, and the Company covenants that it will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

ARTICLE VIII

MISCELLANEOUS

    Section 8.01  Supplements and Amendments.

      (a) The Company and Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval or consent of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interest of the Holders, the Company shall give notice thereof, as provided in Section 8.02 hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

      (b) The Company and the Warrant Agent may modify or amend this Warrant Agreement and the Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then-outstanding unexercised Warrants, for any purpose; provided, however, that no such modification or amendment that (i) changes the Exercise Price of the Warrants other than in accordance with Section 4.01(h), (ii) reduces the Exercise Amount other than in accordance with Article IV, (iii) accelerates the Expiration Date of the Warrants, (iv) materially and adversely affects the rights of any Holder, or (v) reduces the percentage of outstanding unexercised Warrants the consent of the Holders of which is required hereunder for modification or amendment of this Warrant Agreement or the Warrants, may be made without the consent of each Holder.

    Section 8.02  Addresses for Notices.  Any communications from the Company to the Warrant Agent with respect to this Warrant Agreement shall be addressed to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration; any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Washington Mutual, Inc., 1201 Third Avenue, Seattle, Washington 98101, Attention: Richard D. Lodge, Treasurer (with a copy to the Secretary); or such other addresses as shall be specified in writing by the Warrant Agent or by the Company, as the case may be.

    Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    Section 8.03  Governing Law.  This Warrant Agreement and the Warrant Certificates shall be governed by the laws of the State of New York.

    Section 8.04  Persons Having Rights Under Warrant Agreement.  Nothing in this Warrant Agreement, express or implied, and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the Holders.

    Section 8.05  Headings.  The descriptive headings of the several Articles and Sections and the Table of Contents of this Warrant Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 8.06  Counterparts.  This Warrant Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

    Section 8.07  Inspection of Agreement.  A copy of this Warrant Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the Holders of Warrants.

    IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

WASHINGTON MUTUAL, INC.
By:	/s/ FAY L. CHAPMAN Name: Fay L. Chapman Title: Senior Executive Vice President
THE BANK OF NEW YORK, as Warrant Agent
By:	/s/ MICHAEL PITFICK Name: Michael Pitfick Title: Assistant Treasurer

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF A WARRANT TO PURCHASE .8054 SHARES (SUBJECT TO ANTI-DILUTION ADJUSTMENTS) OF COMMON STOCK OF THE COMPANY AT THE EXERCISE PRICE SET FORTH IN THE BELOW-REFERENCED WARRANT AGREEMENT AND A PREFERRED SECURITY OF WASHINGTON MUTUAL CAPITAL 2001 (THE "TRUST"). THE WARRANTS AND THE PREFERRED SECURITIES MAY BE SEPARATED AND TRANSFERRED SEPARATELY, AND RE-ATTACHED, IN ACCORDANCE WITH THE PROVISIONS OF THE UNIT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT.

[THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO WASHINGTON MUTUAL OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO

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CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS WASHINGTON MUTUAL MAY REASONABLY REQUIRE, TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE RESALE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.]

[PRIOR TO EXPIRATION OF THE ONE-YEAR DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")) ("REGULATION S"), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT (A) TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.]

No. { }	Certificate for [ Warrants]
[Number of Warrants set forth on Schedule A hereto]

WARRANTS TO PURCHASE COMMON STOCK OF
WASHINGTON MUTUAL, INC.

    THIS CERTIFIES THAT             , or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Washington Mutual, Inc., a Washington corporation ("the Company"), .8054 shares (subject to certain adjustments as set forth in the Warrant Agreement) of common stock of the Company (the "Common Stock") at the Exercise Price. This Warrant Certificate shall terminate and become void, and the related Warrants shall expire, as of 5:00 p.m., New York time,

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on the earlier of (i) May 3, 2041 subject to certain exceptions or (ii) the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below (the "Expiration Date"), or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

    This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April 30, 2001 (the "Warrant Agreement"), between the Company and The Bank of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at its address for notices specified in the Warrant Agreement.

    Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder's option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments set forth in the Warrant Agreement) of Common Stock at the Exercise Price, provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m., New York time, on the Business Day preceding the proposed date of exercise of such Warrants and completing the form of election to purchase set forth on the reverse hereof, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

    On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.

    Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Common Stock issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.

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    If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

    The "Exercise Conditions" require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof, (i) in the case of a Holder who received warrants in a transaction exempt from registration requirements under the Securities Act:

    (a) the sale of the shares upon exercise of a Warrant shall be exempt from the registration requirements of the Securities Act and such shares of Common Stock shall bear the legend set forth in Section 2.02(f) of the Warrant Agreement and

    (b) the shares of Common Stock have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising Holder or (ii) in the case of a Holder who received warrants transferred pursuant to an effective shelf registration statement, that:

    (a) the Company shall have a registration statement in effect covering the issuance of the related Exercise Amount of Common Stock upon exercise of such Warrant;

    (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising Holder; and

    (c) a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.

    As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.

    Subject to satisfaction of the Exercise Conditions and certain other conditions, the Company may elect to cause a remarketing of the Preferred Securities and a contemporaneous redemption of the Warrants on the Redemption Date, for cash, in an amount equal to the Warrant Value as of the Remarketing Date, in accordance with the Warrant Agreement and related agreements.

    A Holder (i) may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held pursuant to the Unit Agreement, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent; or (B) such Warrant is not held pursuant to the Unit Agreement, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York time, on the Business Day prior to the related Redemption Date; and (ii) as provided in the Unit Agreement, shall be deemed to have elected to exercise such Warrant in lieu of Redemption, if such Warrant is held pursuant to the Unit Agreement and such Holder has not opted out of participating in the Remarketing. In the absence of an election to exercise a Warrant in lieu of a Redemption, including a deemed election pursuant to clause (ii) of the preceding sentence, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

    If a Holder elects or is deemed to have elected to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures set forth in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be deemed to have been paid by a Remarketing Payment, and the Remarketing Agent will, in connection with such Remarketing Payment, apply the proceeds of

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the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

    Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.

    If a Redemption cannot occur because of an inability, following the Company's best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is not otherwise in violation thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

    The Company will, contemporaneously with the giving of notice of Remarketing, furnish notice of Redemption to the Warrant Agent, which will, within two (2) Business Days after receipt thereof, furnish notice of such Redemption to Holders of Definitive Warrants, and the Company will request, not later than four nor more than 20 business days prior to the Remarketing Date, that DTC notify its Participants holding Warrants of the Remarketing.

    The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.

    This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.

    All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

    The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

    Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.

A–5

    This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

WASHINGTON MUTUAL, INC.
By:
Name: Title:
DATED:
Countersigned:
THE BANK OF NEW YORK, as Warrant Agent
By	Authorized Signatory

A–6

[REVERSE OF WARRANT CERTIFICATE]
FORM OF ELECTION TO PURCHASE COMMON STOCK
(to be executed only upon exercise of Warrants)

WASHINGTON MUTUAL, INC.

    The undersigned hereby irrevocably elects to exercise    Warrants at an Exercise Price of $      per Warrant to acquire the Exercise Amount (as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of Washington Mutual, Inc. on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.

    The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Dated: ,
(Signature of Holder)
(Street Address)
(City) (State) (Zip Code)
Signature Guaranteed by:

(Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-5)
Common Stock to be issued to:

    Please insert social security or identifying number:

    Name:

    Street Address:

    City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

    Please insert social security or identifying number:

    Name:

    Street Address:

    City, State and Zip Code:

A–7

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

This Global Certificate shall represent 0 Warrants unless otherwise indicated below.

    The following increases or decreases in this Global Certificate have been made:

Date	Amount of decrease in Number of Warrants evidenced by the Global Certificate	Amount of increase in Number of Warrants evidenced by the Global Certificate	Number of Warrants evidenced by the Global Certificate following such decrease or increase	Signature of authorized officer of Agent

A–8

EXHIBIT B

[Compensation of Warrant Agent]

B–1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE (RULE 144A TO REGULATION S)

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn.: Corporate Trust Administration

  Re:
  $1,000,000 Trust Preferred Income Equity Redeemable Securities (PIERS) Units ("Securities") of Washington Mutual, Inc. and Washington Mutual Capital Trust 2001

    Reference is hereby made to the Unit Agreement dated as of April 30, 2001 (the "Agreement"), among Washington Mutual, Inc., Washington Mutual Capital Trust 2001, The Bank of New York, as Warrant Agent, The Bank of New York, as Property Trustee and The Bank of New York, as Agent. Capitalized terms used but not defined herein will have the meanings given to them in the Agreement.

    This letter relates to            amount of Warrants which are held in the form of [a beneficial interest in the Rule 144A Global Warrant with the Depositary in the name of the undersigned] [a certificated Unit bearing the Securities Act Legend].

    The undersigned has requested a transfer of such [beneficial interest] [certificated Warrant] to a Person who will take delivery thereof in the form of [a beneficial interest in the Regulation S Global Warrant (ISIN No.      ) to be held with [Euroclear] [Clearstream] (Common Code      ) through the Depositary] [a certificated Unit not bearing the Securities Act Legend].

    In connection with such transfer, the undersigned does hereby certify that such transfer will be effected in accordance with the transfer restrictions set forth in the Agreement and the Warrants and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the undersigned further certifies that:

      (a) the offer of the Warrants was not made to a U.S. Person (as defined under Regulation S);

      (b) [at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States];

      (c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

      (d) the undersigned is not an Issuer or a distributor, an affiliate of either an Issuer or a distributor, or a Person acting on behalf of any of the foregoing; and

      (e) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C–1

    This certificate and the statements contained herein are made for the benefit of the Issuers and the Warrant Agent on behalf of the Warrant holders.

[NAME OF TRANSFEROR]
By:

Name:
Title:

Dated:             ,

cc: Washington Mutual, Inc.

C–2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE (REGULATION S TO RULE 144A)

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn.: Corporate Trust Administration

Re:
$1,000,000,000 Trust Preferred Income Equity Redeemable Securities (PIERS) Units ("Securities") of Washington Mutual, Inc. and Washington Mutual Capital Trust 2001

    Reference is hereby made to the Unit Agreement dated as of April 30, 2001 (the "Agreement"), among Washington Mutual, Inc., Washington Mutual Capital Trust 2001, The Bank of New York, as Warrant Agent, The Bank of New York, as Property Trustee and The Bank of New York, as Agent. Capitalized terms used but not defined herein will have the meanings given to them in the Agreement.

    This letter relates to      of Warrants which are held in the form of a beneficial interest in the Regulation S Global Warrant (ISIN No.      ) with the Depositary in the name of the undersigned.

    The undersigned has requested a transfer of such beneficial interest in the Warrants to a Person who will take delivery thereof in the form of a beneficial interest in the Rule 144A Global Warrant (CUSIP No.      ).

    In connection with such transfer, the undersigned does hereby confirm that such transfer will be effected in accordance with the transfer restrictions set forth in the Indenture and the Warrants, and accordingly, the undersigned represents that such transfer is being made to a Person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

    This certificate and the statements contained herein are made for the benefit of the Issuers and the Warrant Agent on behalf of the Warrant holders.

[NAME OF TRANSFEROR]
By:

Name:
Title:

Dated:             ,

cc: Washington Mutual, Inc.

D–1

EXHIBIT E

FORM OF REQUEST FOR REMOVAL OF SECURITIES ACT LEGEND

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn.: Corporate Trust Administration

Re:
                Trust Preferred Income Equity Redeemable Securities (PIERS) Units ("Securities") of Washington Mutual, Inc. and Washington Mutual Capital Trust 2001

    Reference is hereby made to the Unit Agreement dated as of            , 2001 (the "Agreement"), among Washington Mutual, Inc., Washington Mutual Capital Trust 2001, The Bank of New York, as warrant agent, The Bank of New York, as Property Trustee and The Bank of New York, as Agent. Capitalized terms used but not defined herein will have the meanings given to them in the Agreement.

    This letter relates to            amount of Securities which are held in the form of [a beneficial interest in the Rule 144A Global Warrant (CUSIP No.       ) with the Depositary] [[a] certificated Security(ies)] in the name of the undersigned].

    The undersigned requests that the Securities Act Legend on such Security(ies) be removed.

    The undersigned certifies that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers of the subject Security(ies) will not violate the registration requirements of the Securities Act.

    This certificate and the statements contained herein are made for the benefit of the Issuers and the Warrant Agent Trustee on behalf of the Warrant holders.

[NAME]
By:

Name:
Title:

Dated:             ,

cc: Washington Mutual, Inc.

E–1

EXHIBIT F

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED
REGULATION S GLOBAL UNIT TO PERMANENT REGULATION S GLOBAL UNIT

[Euroclear Bank, S.A./N.V., as operator of the Euroclear System]
[Clearstream Banking, S.A.]

Re:
Washington Mutual, Inc. and Washington Mutual Capital Trust 2001
$1,000,000,000 Trust Preferred Income Equity Redeemable Securities (PIERS Units)

            CUSIP No.       ] [ISIN:       ]

    Reference is made to the PIERS Units issued by Washington Mutual, Inc. and Washington Mutual Capital Trust 2001 (the "Issuers") pursuant to a Unit Agreement dated as of             , 2001 (the "Agreement"), among Washington Mutual, Inc., Washington Mutual Capital Trust 2001, The Bank of New York, as Warrant Agent, The Bank of New York, as Property Trustee and The Bank of New York, as Agent. Capitalized terms used but not defined herein will have the meanings given to them in the Agreement.

    [For purposes of acquiring a beneficial interest in the Permanent Regulation S Global Warrant upon the expiration of the Restricted Period,] [For purposes of receiving payments under the Restricted Regulation S Global Warrant],(1) the undersigned holder of a beneficial interest in the Restricted Regulation S Global Warrant issued under the Agreement certifies that it is not a U.S. Person as defined by Regulation S under the United States Securities Act of 1933, as amended.

(1)
Select, as applicable.

    We undertake to advise you promptly by telex or other electronic transmission on or prior to the date on which you intend to submit your corresponding certification relating to the securities held by you if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

    We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and benefit of the Warrant Agent, the Initial Purchaser and the Issuers.

Dated:             ,

By:

as, or as agent for, the holder of a beneficial interest in the securities to which this certificate relates.

F–1

QuickLinks

Exhibit 4.5
TABLE OF CONTENTS
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES
ARTICLE III DURATION AND EXERCISE OF WARRANTS
ARTICLE IV ANTI-DILUTION PROVISIONS
ARTICLE V EXCHANGE AND TRANSFER OF WARRANTS
ARTICLE VI CONCERNING THE WARRANT AGENT
ARTICLE VII COVENANTS
ARTICLE VIII MISCELLANEOUS
EXHIBIT A
[FORM OF WARRANT CERTIFICATE]
WARRANTS TO PURCHASE COMMON STOCK OF WASHINGTON MUTUAL, INC.
[REVERSE OF WARRANT CERTIFICATE] FORM OF ELECTION TO PURCHASE COMMON STOCK (to be executed only upon exercise of Warrants)
[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
EXHIBIT B
[Compensation of Warrant Agent]
EXHIBIT C
FORM OF TRANSFER CERTIFICATE (RULE 144A TO REGULATION S)
EXHIBIT D
FORM OF TRANSFER CERTIFICATE (REGULATION S TO RULE 144A)
EXHIBIT E
FORM OF REQUEST FOR REMOVAL OF SECURITIES ACT LEGEND
EXHIBIT F
FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED REGULATION S GLOBAL UNIT TO PERMANENT REGULATION S GLOBAL UNIT